Exhibit 10 (w)
                                    AGREEMENT

                                 by and between


                       PACO PHARMACEUTICAL SERVICES, INC.


                                       and


                             TEAMSTERS LOCAL NO. 35













EFFECTIVE:
DECEMBER 1, 1997

EXPIRATION:
NOVEMBER 30, 2000

                                             TABLE OF CONTENTS
                                             -----------------

                                                                      PAGE

PREAMBLE                                                                1

ARTICLE 1 - PURPOSE                                                     1

ARTICLE 3 - UNION RECOGNITION                                           1

ARTICLE 4 - UNION SECURITY                                              2

ARTICLE 5 - SEPARABILITY AND SAVINGS CLAUSE                             3

ARTICLE 6 - HIRING EMPLOYEES                                            4

ARTICLE 7 - CHECKOFF                                                    5

ARTICLE 8 - MANAGEMENT RIGHTS                                           5

ARTICLE 9 - NON-DISCRIMINATION                                          6

ARTICLE 10 - INSPECTION PRIVILEGES                                      7

ARTICLE 11 - FAIR DAY'S WORK                                            7

ARTICLE 12 - JOB STEWARDS                                               7

ARTICLE 13 - DISCHARGE OR SUSPENSION                                    9

ARTICLE 14 - GRIEVANCE AND ARBITRATION PROCEDURE                       10

ARTICLE 15 - NO STRIKE - NO LOCKOUT                                    14

ARTICLE 16 - BREAK PERIODS                                             15

ARTICLE 17 - LEAVE OF ABSENCE                                          15

ARTICLE 18 - MILITARY DUTY                                             17

ARTICLE 19 - LIE DETECTOR TEST                                         18

ARTICLE 20 - SAFETY AND HEALTH                                         18

ARTICLE 21 - NEW EQUIPMENT                                             20

ARTICLE 22 - TRANSFER OF TITLE                                         20

ARTICLE 23 - BULLETIN BOARDS                                           21

ARTICLE 24 - SPECIAL SHIFTS                                            21

ARTICLE 25 - FLEXIBLE WORK WEEK                                        21

ARTICLE 26 - DIFFERENTIALS FOR LATE SHIFTS                             25

ARTICLE 27 - WORK DAY AND WEEK                                         25

ARTICLE 28 - DAILY GUARANTEES                                          26

ARTICLE 29 - FUNERAL LEAVE                                             26

ARTICLE 30 - JURY DUTY                                                 27

ARTICLE 31 - PREMIUM RATES                                             27

ARTICLE 32 - HEALTH AND WELFARE                                        31

ARTICLE 33 - HOLIDAY PAY                                               34

ARTICLE 34 - VACATIONS                                                 35

ARTICLE 35 - SENIORITY                                                 37

ARTICLE 36 - JOB OPENINGS                                              40

ARTICLE 37 - TRANSFERS                                                 42

ARTICLE 38 - SUPERVISION                                               43

ARTICLE 39 - PENSION                                                   44

ARTICLE 40 - PLANT RULES                                               45

ARTICLE 41 - WAGES                                                     45

ARTICLE 42 - TERMS OF AGREEMENT                                        50


                                    PREAMBLE
                                    ---------

              This Agreement by and between Paco Pharmaceutical Services, Inc., located in Lakewood, New Jersey, hereinafter referred to as the "Company," or the "Employer," and Teamsters Local No. 35, 620 U.S. Route 130, Trenton, New Jersey, affiliated with the International Brotherhood of Teamsters, hereinafter referred to as the "Union."

                                  1 - PURPOSE
                                  - ---------
              Whereas, the parties hereto desire to establish uniform standards and hours of labor, rates of pay and other conditions under which the employees classified herein shall work for the Employer during the life of this Agreement and thereby promote a relationship between the parties hereto providing for more harmonious and efficient cooperation and mutual benefit.

                                2 - CONSIDERATION
                               -------------------
              Now, therefore, in consideration of the performances in good faith by both parties, individually and collectively, of the terms and conditions of this Agreement, the parties agree to and with each other as follows.

                              3 - UNION RECOGNITION
                              ---------------------
              The Employer agrees to recognize Teamsters Local 35 as the exclusive bargaining representative for all of its production and maintenance employees as classified herein employed by the Employer at its locations in Lakewood, New Jersey, excluding all office clerical employees, quality control and quality assurance employees, mechanics and mechanic trainees, technical employees, professional employees, guards and supervisors within the meaning of the National Labor Relations Act, as amended.

              Whenever the masculine pronoun or possessive is used in this Agreement, the feminine pronoun or possessive is also intended.

                               4 - UNION SECURITY
                               -------------------
              All present employees in the bargaining unit who are members of the Local Union on the effective date of this subsection or on the date of execution of this Agreement, whichever is the later, shall remain members of the Union in good standing as a condition of employment. All present employees in the bargaining unit who are not members of the Union and all employees who are hired hereafter shall become and remain members in good standing of the Union as a condition of employment on and after the thirty-first (31st) calendar day following the beginning of their employment or on and after the thirty-first
(31st) calendar day following the effective date of this subsection or the date of this Agreement, whichever is the later. This provision shall be made and become effective as of such time as it may be made and become effective under the provisions of the National Labor Relations Act, but not retroactively.

              At the conclusion of the thirty-one (31) calendar day period, the Employer will send to the Union an authorization for check-off form within a reasonable period of time.

              The failure of any person to become a member of the Union at the required time shall obligate the Employer, upon written notice from the Union to such effect and to the further effect that Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Furthermore, the failure of any person to maintain his Union membership in good standing as required herein shall, upon written notice to the Employer by the Union to such effect, obligate the Employer to discharge such person.

              In the event of any change in the law during the term of this Agreement, the Employer agrees that the Union will be entitled to receive the maximum union security which may be lawfully permissible.

              No provision of this Article shall apply in any state to the extent that it may be prohibited by state law. If under applicable state law additional requirements must be met before any such provision may become effective, such additional requirements shall first be met.

              If any provision of this Article is invalid under the law of any state wherein this Agreement is executed, such provision shall be modified to comply with the requirements of state law or shall be renegotiated for the purpose of adequate replacement. If such negotiations shall not result in a mutually satisfactory agreement, the Union shall be permitted all legal or economic recourse.

                      5 - SEPARABILITY AND SAVINGS CLAUSE
                      - ----------------------------------

              If any Article or Section of this Agreement or of any supplements or riders thereto should be held invalid by operation of law or by any tribunal of competent jurisdiction, or if compliance with, or enforcement of any Article or Section should be restrained by such tribunal pending a final determination as to its validity, the remainder of this Agreement and of any supplement or riders thereto or the application of such Article or Section to persons or circumstances with or enforcement of has been restrained, shall not be affected thereby.

              In the event that any Article or Section is held invalid or enforcement of or compliance with which has been restrained as above set forth, the parties affected thereby shall enter into immediate collective bargaining negotiations upon the request of the Union or Company, for the purpose of arriving at a mutually satisfactory replacement for such Article or Section during the period of invalidity or restraint. If the parties do not agree on a mutually satisfactory replacement within sixty (60) days after beginning of the period of invalidity or restraint, the matter shall be referred to arbitration.

                              6 - HIRING EMPLOYEES
                              --------------------

1.     Probationary Employees
-----------------------------
              Every new employee shall be on probation for a period of sixty
(60) days worked, and during such period the Employer may dispense with his or her services for any reason without any question or objection by the Union or employee.

2.     Shift Preference
-----------------------
              No new employee shall be hired for day work until night shift employees have been given the opportunity to bid on jobs that are vacant on the day shifts; provided, that such transfers will not be made where they interfere with requirements of reasonable training periods, not to exceed thirty (30) days worked.

              This section relates to rated jobs only. Employees hired for the first shift, second or third shift can only be switched to a different shift at the discretion of the Company and only if it does not interfere with the operation of the business.

3.     Part Time Employees
---------------------------
              The Employer agrees that it will not make use of part time employees in the classifications covered by this Agreement.

                                  7 - CHECKOFF
                                  -------------
              The Employer agrees to deduct from the last pay each month of all employees covered by this Agreement the dues, the initiation fees, and/or uniform assessments of the Union having jurisdiction over such employees as specified by the Union from time to time, and agrees to remit to said Union all such deductions in a manner described by the Union prior to the tenth (10th) of the month for which the deduction is made. Where written authorization is required by law, the same is to be furnished by the Union in the form required. No deduction shall be made which is prohibited by applicable law.

                              8 - MANAGEMENT RIGHTS
                              ---------------------
1.
--
              It is recognized that the well-being of both parties is directly dependent upon the skill and efficiency and methods of operation with which the business of the Employer is conducted, and that any assumption of the functions of the management by representative of the Union is contrary to the intent and purpose of this Agreement. Union agrees to do everything within its power by full cooperation with the Employer to bring about the most efficient operation.

2.
--
     The authority and responsibility for the management of the business shall repose exclusively on the Employer and its appointed representatives, and the Union or its representatives shall not interfere with the exercise of such authority or responsibility. The Employer maintains its inherent right to transfer employees from one department or assignment to another or to assign employees as operating procedures may require, and to introduce mechanization changes or palletized loading or the use of other equipment as may arise out of the requirements of its business; however, the Employer agrees to negotiate in advance with the Union any broad changes in its operation which would result in the elimination of jobs for members of the Union. No provision of this section shall be binding if it conflicts with other provisions of this Agreement.

                             9 - NON-DISCRIMINATION
                              ---------------------
1.
--
     The Employer and the Union agree to not discriminate against any individual with respect to hiring, compensation, terms or conditions of employment because of such individual's race, color, religion, sex, national origin or age, nor will they limit, segregate or classify employees in any way to deprive any individual employee of employment opportunity because of race, color, religion, sex, national origin or age, and will comply with the Rehabilitation Act of 1973 (Sec. 503) and the Vietnam Era Veterans Readjustment Act of 1974 (Sec. 402) and the Americans With Disabilities Act.

2.
--
              The Company and the Union agree that there will be no discrimination by the Company or the Union against any employee because of his or her membership in the Union or because of any employee's lawful activity in the Union.

3.
--
              Employees shall be free from interference, restraint or coercion by the Employer in their activities on behalf of the Union. Employees shall refrain from participation in Union matters during working hours, except as provided in this Agreement.

                           10 - INSPECTION PRIVILEGES
                           --------------------------
              Authorized agents of the Union shall have access to the Employer's establishment during working hours for the purpose of adjusting disputes, investigating working conditions, collection of dues and ascertaining whether the Agreement is being adhered to, provided however, that there is no interruption of the firm's working schedule, and management is notified of the Union's presence in the Plant.

                              11 - FAIR DAY'S WORK
                            -- --------------------
              It is agreed that each employee is obligated to give a fair day's work. Such obligation shall not be measured by use of industrially engineered standards, but may be measured by other applicable criteria. Failure to give a fair day's work shall be cause for discipline.

                                12 - JOB STEWARDS
                                -----------------
              The Employer recognizes the right of the Union to designate Job Stewards and Alternates.

              The authority of Job Stewards and Alternates so designated by the Union shall be limited to and shall not exceed the following duties and activities:

              1. The investigation and presentation of grievances in accordance with the provisions of collective bargaining agreement;

              2. The collection of dues when authorized by appropriate Union action;

              3. The transmission of such messages and information which shall originate with, and are authorized by the Union or its officers, provided such messages and information:

                      b.       Have been reduced to writing, or

                      c. If not reduced to writing, are of a routine nature and do not involve work stoppages, slowdowns, refusal to handle goods, or any other interference with the Employer's business.

              Job Stewards and Alternates have no authority to take strike action, or any other action interrupting the Employer's business.

              The Employer recognizes these limitations upon the authority of Job Stewards and Alternates and shall not hold the union liable for any unauthorized acts. The Employer in so recognizing such limitations shall have the authority to impose proper discipline, including discharge, in the event the Job Steward has taken unauthorized strike action, slowdown, or work stoppage in violation of this Agreement.

              Stewards shall be permitted to investigate, present and process grievances on or off the property of the Employer without loss of time or pay. Such time spent in handling grievances shall be considered working hours in computing daily and/or weekly overtime.

              The Union shall have the right to designate Stewards and Alternate Stewards and shall attempt to limit Stewards to one (1) Steward for every one hundred (100) employees; provided, however, there shall always be not less than one (1) Steward for each shift of employees within each building regardless of the number of employees on such shift and regardless of the total number of Stewards. Job Stewards, while serving in that capacity, shall receive top seniority in their classification for the purpose of lay-off.

                          13 - DISCHARGE OR SUSPENSION
                          -----------------------------
1.
--
     The Employer shall not discharge nor suspend any employee without just cause. In all cases involving the discharge or suspension of an employee, the Employer must immediately notify the employee in writing of his discharge or suspension and the reason therefore. Such written notice shall also be given to the Job Steward and a copy mailed to the Union office within two (2) working days from the time of the discharge or suspension.

2.
--
     In respect to a discharge, the Employer must give one (1) warning notice of the specific complaint against such employee in writing and a copy of the same to the Union and the Job Steward. It is understood that the posted plant rules may require varying degrees of disciplinary action. If the violation is one which is cause for immediate dismissal then no warning is required. The warning notice as herein provided shall not remain in effect for a period of more than twelve (12) months from the date of the occurrence upon which the complaint and warning notice are based. No rules may be in conflict with the provisions of this Agreement.

3.
--
     Any employee who resigns, retires or is discharged must be paid in full for all wages owed him by the Employer, including earned vacation pay, if any, within the later of five (5) days from the date of discharge or by the next payroll period.

4.
--
     A discharged or suspended employee must advise the Union in writing within two (2) working days after receiving notification of such action against him of his desire to appeal the discharge or suspension. Notice of appeal from discharge or suspension must be made to the Employer in writing within five (5) days from the date of discharge or suspension.

5.
--
     Should it be proven that an injustice has been done to a discharged or suspended employee, he shall be fully reinstated in his position and compensated at his usual rate of pay for lost work opportunity. If the Union and the Employer are unable to agree as to the settlement of the case, then it may be referred to the Grievance Procedure as set forth in this Agreement, within ten
(10) days after the above notice of appeal is given to the Employer.

                    14 - GRIEVANCE AND ARBITRATION PROCEDURE
                      ------------------------------------
1.
--
     A grievance is hereby jointly defined to be any controversy, complaint, misunderstanding or dispute.

              Any grievance arising between the Company and the Union or an employee represented by the Union shall be settled in the following manner:

       The aggrieved employee or employees and/or Job Steward must orally present the grievance immediately or as soon as practical to the immediate foreman in whose area the grievance arose. The foreman, employee and/or Job Steward shall orally attempt to resolve the grievance at that time, if no satisfactory settlement is reached following the oral attempt, the aggrieved employee must present the grievance in writing to the Job Steward within three
(3) working days after the foreman's oral answer or within five (5) working days after the reason for the grievance occurred. The Job Steward shall present the grievance in writing to the foreman within one (1) working day after receiving same and the foreman shall answer such grievance in writing to the Job Steward within one (1) working day. No time limits shall apply in case of violation of wage provisions of this Agreement. If no satisfactory settlement is reached then the grievance shall proceed to STEP 2.

2. The Job Steward and the employee shall within two (2) working days following the written answer from the foreman in STEP 1 submit the grievance in writing to the Union's Business Representative. Within five (5) working days, the Business Representative shall meet with a representative of the Company with authority to act to attempt to resolve said grievance, unless such time limit is actually extended by the parties. A decision must be made and a written answer given within five (5) working days after conclusion of the above meeting.

              If the Company fails to comply with any settlement of the grievance or fails to comply with the procedures of this Article, the Union has the right to take all legal and economic action to enforce its demands; provided, however, no sanction by way of strike or otherwise shall be imposed by the Union on the Employer until after the parties have met to determine the time when the settlement made shall be implemented. The notice shall be given by the Union to the Employer that such a meeting is requested by the Union. The meeting shall be held within three (3) working days after notice shall be given by the Union to the Company that such a meeting is requested by the Union.

2.
--
              In accordance with Article 12, any Job Steward shall be permitted to leave work with all reasonable speed to investigate and adjust the grievance of any employee within his jurisdiction, after notification to his supervisor. Employees shall have the right to have the Job Steward, or a representative of the Union, present during the discussion of any grievance with representatives of the Company.

3.
--
              If no satisfactory settlement can be agreed upon, the parties shall select a mutually agreeable and impartial Arbitrator within five (5) working days after receipt of a written answer in STEP 2 above. In the event they are unable to agree upon an Arbitrator, the matter shall be referred to the American Arbitration Association within ten (10) working days after receipt of written answer above and the Arbitrator shall be selected in accordance with the rules of that agency. The expense of the Arbitrator selected or appointed shall be borne equally by the Company and the Union.

4.
--
     The Arbitrator shall have no authority to amend or modify this Agreement or establish new terms and conditions under this Agreement. The Arbitrator shall determine any question of arbitrability. In the event the position of the Union is sustained, the aggrieved party shall be entitled to all the Health and Welfare and Pension benefits of this Agreement which would have accrued to him had there been no grievance.

5.
--
              Both parties agree to accept the decision of the Arbitrator as final and binding. If the Company fails within the time fixed by the Arbitrator to comply with the award of the Arbitrator or with the procedures of this Article, the Union has the right to take all legal action enforcing compliance.

6.
--
              Notwithstanding anything contained herein, it is agreed that in the event the Employer is delinquent at the end of a period in the payment of contributions to the Health and Welfare Fund created under this Agreement in accordance with the rules and regulations of the Trustees of such funds, after the principal officer or his designated representative of the Union has given seventy-two (72) hours notice to the Employer of such delinquency in Health and Welfare payments, the employees or their respective representatives shall have the right to take such action as may be necessary until such delinquent payments are made and it is further agreed that in the event such action is taken, the Employer shall be responsible to the employees for losses resulting therefrom.

              The Union agrees to save the Employer harmless if the delinquency is proven to be through no fault of the Employer.

                           15 - NO STRIKE - NO LOCKOUT
                           --------------------------

1.
--
              The Company agrees that during the term of this Agreement, it will not engage in any lockout in whole or in part of its employees.

2.
--
              Except as otherwise provided in this Agreement, during the term of this Agreement, the employees covered hereby shall not engage in, encourage or sanction any strike, sitdown, picketing or any such actions which will interrupt or interfere with the operations of the Company. No suit or claim of damages shall be instituted or initiated by the Company against the Union, its representatives or members by reason of such strike if the Union has taken the steps described herein. The Union agrees that during the term of this Agreement, neither it nor its officers or agents will engage in, encourage or sanction any strike, sitdown, picketing or such actions which will interrupt or interfere with the operations of the Company. In the event of any unauthorized violation of this Agreement, the Union agrees that upon telegraphic notification by the Company, it will take affirmative steps with the employees concerned to bring about a resumption of the normal operation of the Company.


3.
--
              It is further agreed that in the event of any violation of this Article, except as provided otherwise in Article 32, Section 32.03, the Company may discharge or otherwise discipline any employee (whether individually or in a group) who has violated such Article. In such event, an employee discharged or otherwise disciplined may file a grievance under the grievance provisions of this Agreement.

                               16 - BREAK PERIODS
                               -------------------
              The Employer will pay breaks and wash-up time as follows: a fifteen (15) minute break in the morning and a fifteen (15) minute break in the afternoon. In addition, a five (5) minute period will be provided for work area clean-up time. Such time will commence ten (10) minutes prior to the end of the shift and terminate five (5) minutes prior to the end of the shift. At this time the employee will be permitted to leave his work area for personal clean-up time and/or to ring out. The above time will be designated by ringing of an alarm. In addition, the Employer will provide a fifteen (15) minute break to employees scheduled to work more than ten (10) hours in any day. Such breaks shall begin not later than the start of the tenth (10th) hour.

                              17 - LEAVE OF ABSENCE
                              ---------------------

1.
--
              An employee desiring a leave of absence from employment shall submit a written request fully explaining the reason for the leave. Requests for medical leave must be supported by a proper certificate from a physician. The initial period for all leaves shall not exceed three (3) months. Permission will not be unreasonably withheld. The Employer will make its response in writing to the employee. Employees on leave of absence will not earn or receive holiday pay, vacation pay, funeral pay or jury pay, except employees on approved sick leave of absence may accrue vacation pay on the basis of a maximum of three (3) month accrual credit.

2.
--
              During the leave period, the employee will not engage in gainful employment. Failure to comply with this provision may result in termination for the employee involved.

3.
--
              Extensions of the original leave for periods not to exceed thirty
(30) days shall be granted, provided proper certificate from the employee's attending physician is presented to support requests for such extension.
4.
--
              Six (6) consecutive months shall be the maximum period for which a sick leave and subsequent extensions, as defined above, shall be granted. Further extensions may be granted by mutual consent between the Employer and the Union.

5.
--
              Any employee who is absent from work for more than two (2) calendar weeks because of sickness shall be required to obtain sick leaves as provided in Section 18.01. Failure to obtain such approval shall result in his being separated from the payroll as having voluntarily quit.

6.
--
              Maternity leave will be treated as a medical leave. Maternity leave will commence when the employee's condition substantially interferes with job performance, or when a physician so recommends, whichever is sooner.

7.
--
              Leaves in accordance with the Family and Medical Leave Act ("FMLA") shall comply with the West Company's Medical and Family Leaves of Absence Policy, Policy No. POL-PER 435, except that in accordance with the New Jersey Medical Leave Act, an eligible employee shall be one who has worked one thousand or more base hours during the preceding twelve (12) month period. Notwithstanding anything contained within that policy, no employee shall be required to use otherwise available leave before becoming eligible for FMLA leave.

                               18 - MILITARY DUTY
                            --- --------------------
1.
--
              Any employee who shall enter into the Armed Services of the Country shall, at the end of such Service, if physically and mentally fit, be reinstated to his former position with full seniority, provided however:

              He shall make application for reinstatement within ninety (90) days from his Honorable Discharge from the Armed Forces, or within such further period as may hereafter be prescribed by law, and the Employer's circumstances have not so changed as to make it impossible to provide employment.

2.
--
              Reserve servicemen will be allowed two (2) weeks time to train under Government regulation and this time may not be charged against the employee's vacation unless the employee requests his vacation at that time.

                             19 - LIE DETECTOR TEST
                              --------------------
              The Employer shall not require, request or suggest that an employee or applicant for employment take a polygraph or any other form of lie detector test.

                             20 - SAFETY AND HEALTH
                             ----------------------

1.     Sanitary Conditions
--------------------------
              Heating, lighting, toilet, locker and sanitary facilities and all protective devices necessary to protect the health of employees shall be provided by the Employer. The Union will at all times cooperate with and assist the Employer in maintaining safety and health conditions in the plant.

              Grievances which arise under Section 20.01 and which are not settled in the Joint Safety Committee may be filed under Article 14 as a regular grievance.

2.    Safety Committee
-----------------------
     A safety committee shall be established consisting of one (1) member appointed by the Union and one (1) member appointed by the Employer. The Employer shall pay for time spent by the Union member of the committee to a maximum of four (4) hours per month.

3.     Committee Functions
---------------------------
              It shall be the function of the Joint Safety Committee to:

              1. Recommend improvements in safety, sanitation and health conditions affecting employees.

              2. Investigate the cause of industrial accidents and compensable industrial illness.

4.     On-the-Job Injuries
---------------------------

              Should an employee be injured at work and unable to continue working as a result of the injury as determined by medical authority, he or she shall be paid for the entire day. Should he/she lose time during any day thereafter for treatment for injuries suffered while employed, he/she shall be paid for lost time, not to exceed one (1) hour, and the same is to be counted as time worked for the purpose of computing overtime pay. However, for purposes of this Section, an employee shall not be compensated more than eight (8) hours of lost time for treatment of any single occurrence. No employee shall lose his/her job as a result of such injury. If he/she is physically able to perform after he/she has recovered from his/her injury, he/she shall be entitled to resume his/her job. In the event of injury, the Company has the right to send the injured employee to the Company's designated compensation doctor approved by their insurance coverage. If an injured employee desires the services of a Doctor it shall be granted as soon as possible. The Company shall provide transportation where necessary for medical attention on the day of the accident. The Company agrees to notify the Steward within a reasonable time of the occurrence of any accident or injury on the Employer's premises during working hours involving a bargaining unit employee or employees.

5.
--

              The Company and Union agree to adopt The West Company's Controlled Substances Policy, Policy No. POL-PER 446, dated July 30, 1997, except that it is agreed that the Company will not engage in random drug testing as described within that Policy, nor engage in the search of automobiles for the purchase of determining compliance with the Policy.

              As further clarification, in the event that the Company requires an employee to test under this Policy, and that employee tests negative, the Company will be responsible for the payment of wages for all missed work time relating to the negative drug test. As a further clarification, upon return to work, an employee will be required only to successfully complete a controlled substance screening. Employees will not be required to contact their physicians to alter drug dosages or treatment as provided for by the West policy.

                               21 - NEW EQUIPMENT
                                -----------------
              Whenever the introduction of new equipment or machinery or the creation of a new classification or the combination of existing classification causes a substantial change in the kind of duties performed by any employee, then the Employer and the Union shall discuss the appropriate rate for the new or substantially altered job classification. Should the parties be unable to reach agreement on the appropriate rate, then the Employer may set a rate and the job will be posted and bid and the work will proceed, provided that the Union may process the issue of permanent appropriate rate through the grievance and arbitration procedure.

                             22 - TRANSFER OF TITLE
                             ----------------------

              In the event during the term of this contract, the Employer sells, leases, assigns, merges or in any other way give overall or any part of its existing operation, the present contract will continue to be binding upon whatever new enterprise operates the Employer's business or any part thereof. This provision shall be fully applicable regardless of the form or extent to which the transfer takes place and all members of the bargaining unit shall continue to have full rights under the contract with the new or altered operations, and the contract shall be fully applicable upon all aspects of the operation, both those transferred and those which may not be.

                              23 - BULLETIN BOARDS
                               ------------------
              The Employer agrees to provide suitable bulletin boards for the exclusive use of the Union in a place accessible to all employees covered hereunder.

                               24 - SPECIAL SHIFTS
                            -------------------------
              The Employer may continue as is the practice to establish Special Shifts of work which require earlier start times and/or later stop times than established in this Agreement.

              The Employer agrees that it will post the usual notice for this purpose for six (6) work days.

              The required positions will be filled using the principle of classification seniority for rated positions and general seniority for unrated positions.

              Any such shift and the employees selected to staff same shall not remain in effect for more than 90 calendar days without a new bid being implemented.

                             25 - FLEXIBLE WORK WEEK

1.
---
              The Employer may designate certain projects to be performed by employees working a flexible work week, something other than a Monday through Friday work schedule as established within Section 27.01.

2.
---
     A flexible work week project will be posted by the Employer. Employees can bid on the flexible work week by using the principle of classification seniority for rated positions and general seniority for unrated positions.

              1. If there are not a sufficient number of employees bidding for the flexible work week assignments, then employees hired after December 1, 1997 shall be assigned to the position on the flexible work week schedule. No one shall be assigned to a flexible work week schedule until bidding has been extended to all rated and unrated employees.
              2. All employees hired after December 1, 1997 shall be advised at the time of hire that their schedule may become a flexible work week schedule in the event that there are not a sufficient number of employees bidding to work that schedule.

3.
--
              A flexible work week is any five (5) consecutive day period. Employees working a flexible work week will not be provided premium rates as established by Article 31.01 and 31.03. Instead, employees working a flexible work week will receive a flex premium.

              1. The flex premium will be eighteen dollars ($18.00) for a scheduled work week which includes only a Saturday, twenty-four dollars ($24.00) for a scheduled work week including only a Sunday.

              2. The flex premium will be forty-two dollars ($42.00) for a scheduled work week which includes both a Saturday and a Sunday.

              3. Effective December 1, 1999, the above rates shall be increased to twenty dollars ($20.00) for Saturday only, to twenty-six dollars ($26.00) for Sunday only, and to forty-six dollars ($46.00) for both days.

              4. In order to receive the flex premium, the employee must work each scheduled day during that work week. An employee who has not worked, but been paid for vacation, holiday, sick/personal or bereavement and who works at least three
                      (3) days in the scheduled week including all scheduled weekend days, shall remain eligible for the flex premium.

4.
--
              Employees working a flexible work week shall be returned to a regular Monday to Friday work week at the conclusion of the flexible work week assignment. Upon return they shall be compensated at premium rates in accordance with Article 31. Flexible work week workers shall be ineligible for Article
31.01 and 31.03 premiums only during these weeks when assigned to and working a flexible work week.

5.
--
              The flexible work week must last four (4) weeks or longer. Regular and routine overtime assignments shall continue to be scheduled and assigned in accordance with Section 31.06. The Company shall have the discretion to determine whether, and for how long, the flexible work week is to be used. These assignments are project(s) based in response to customer demands.

              1. Employees who successfully bid on flexible work week assignments may after eight (8) weeks provide notice to Human Resources of a desire to return to a regular work schedule and will be accommodated as soon as a replacement can be secured but not later than two (2) weeks after notice of intent to return is provided.

              2. Employees with compelling personal reasons will be given the opportunity to return to a regular schedule prior to eight (8) weeks.

              3. An employee working a regular work week who is notified of layoff will be permitted to use seniority to bump a less senior employee, provided they have previously held the classification or have the present ability to perform the work. By bumping into a flexible work week assignment, the employee shall then be scheduled and compensated as a flexible week worker. This shall continue until the employee is recalled to their former position.

6.
--
              Holidays which fall on a non-scheduled work day shall be compensated. The employee will accordingly be compensated for six (6) days for five (5) days worked during such a week. The Company will not schedule Easter Sunday as part of a flexible work week schedule.

                       26 - DIFFERENTIALS FOR LATE SHIFTS
                        ---------------------------------
1.
--
              A second shift is any eight (8) hour shift that begins no earlier than 2:00 p.m. and no later than 6:30 p.m. Employees required to work this shift shall be paid forty-five cents ($.45) higher hourly rate for all hours worked than the rate paid for work in the same classification on the day shift.

2.
--
              A third shift is any eight (8) hour shift that begins no earlier than 10:00 p.m. and no later than 1:00 a.m. Employees required to work this shift shall be paid fifty-cents ($.50) higher hourly rate for all hours worked than the rate paid for work in the same classification on the day shift.

                             27 - WORK DAY AND WEEK
                            -------------------------
1.
--
              The work week shall consist of not more than forty (40) hours to be performed in not more than five (5) consecutive days of eight (8) hours each, Monday through Friday.

2.
--
              The work day shall consist of eight (8) consecutive hours, exclusive of the lunch period.

3.
--
              A day shift is any eight (8) hour shift that shall begin not earlier than 5:00 a.m. and not later than 8:00 a.m. Day employees required to report before 5:00 a.m. or required to work more than eight (8) hours or after 6:00 p.m. shall be paid at a premium rate of time and one-half (1-1/2) their regular hourly rate for all time worked outside the regular day shift schedule.

              The Employer agrees that employees who are late may be docked but only to the extent of lateness. In no event will an employee be required to work during any dock period.

                              28 - DAILY GUARANTEES
                             ----------------------

              Employees reporting for work at the regular starting time of their shifts, Monday through Friday, shall be afforded four (4) hours of work or pay, unless notified before the end of their previous shift not to report.

              On snow days or hazardous weather days, if an employee reports to work, and is working; and the company closes the plant, the employee will receive a minimum of four (4) hours pay.

              This Article shall not apply when the Employer is unable to afford four (4) hours of work or less because of an Act of God or other emergency.

                               29 - FUNERAL LEAVE
                             ----------------------
              An employee who suffers the death of a spouse, mother, father, son, daughter, brother, or sister, will receive a leave of absence with pay for three (3) regularly scheduled work days. An employee who suffers the death of a grandfather or grandmother, will receive a leave of absence with pay for two (2) scheduled work days. An employee who suffers the death of a father-in-law or mother-in-law will receive a leave of absence with pay for one (1) scheduled work day. (A day's pay under this Article means eight (8) hours straight time pay. Normally scheduled work day for this Article shall mean any days scheduled for a basic forty (40) hour work week. Any day over the basic forty (40) hour work week shall not be part of this three (3) day leave of absence.)

              Since the above leave of absence is intended as a time to complete necessary arrangements, and not a monetary gain, it will not apply to any vacation, partial vacation or any portion thereof.

                                 30 - JURY DUTY
                            ------------------------
              Employees on the active payroll for more than one (1) year shall be entitled to jury duty leave not to exceed two (2) weeks in a calendar year, but such jury duty leave shall not be allowed more than once in any two (2) consecutive calendar years. The Employer agrees to pay eligible employees for each day of jury service an amount equal to the difference between the employee's daily straight time earnings and the payment received for jury duty. This section shall not apply to any employee who voluntarily seeks jury service.

                                 - PREMIUM RATES
                               ------------------

1.
--
              For all hours worked by regular full time employees on Saturday, employees shall be paid at the rate of one and one-half (1-1/2) times the rate for the job.

2.
--
              For all hours worked by regular full time employees on holidays, employees shall be paid at the rate of one and one-half (1-1/2) times the rate for the job in addition to the pay for the holiday.

3.
--
              For all hours worked on Sunday, employees shall be paid at the rate of two (2) times the rate for the job.

4.
---
              All hours worked on any shift shall be deemed to be worked on the day the shift started.

5.
--
              For all hours worked in excess of eight (8) hours in a day, the employees shall be paid one and one-half (1-1/2) times their regular rate for the job. For all hours worked in excess of forty (40) hours per week, and for all hours worked in excess of thirty-two (32) hours per week in a week in which a holiday occurs during the normal work week, the employees shall be paid one and one-half (1-1/2) times their regular rate.

6.
--
              a. Overtime Work Monday through Friday -- When a need for overtime work develops, it shall be offered in the following order:

                      1. To those employees working on that specific line or job in seniority order;

                      2. To those employees permanently assigned to the building and classification in seniority order;

                      3. To those employees within the department (Paco Packaging or Paco Labs) able to perform the work required in seniority order.

                      If overtime on that specific line is scheduled for more
              than one (1) day, the Employer will do everything it reasonably can to move higher seniority people within that specific building on that specific shift within the classification to that line.

              b. Overtime Work Saturdays, Sundays and Holidays -- When a need for overtime develops, such work shall be offered in the following order:

                      The Employer will make every reasonable effort to distribute overtime equally among shifts.

                      1. To employees presently working and permanently assigned within the building, department and classification in seniority order;

                      2. To employees presently working and permanently assigned within the department and classification in seniority order;

                      3. To employees presently working within the building and classification who are transferred from the other department;

                      4. To employees able to perform the required work who are presently working and employed by the Employer in seniority order.

                      Notwithstanding anything to the contrary, employees who sign up for any temporary voluntary transfer requested by the Employer shall be offered Saturday, Sunday and Holiday work immediately following such offering made to employees permanently assigned to the classification and building in which such work is required (Step 1). Such offer of overtime work shall be made first to the employees voluntarily transferring within the department in which the work is required in the order of seniority and thereafter to the employees voluntarily transferring from the other department in seniority order.

              It is expressly understood that the overtime schedule on non-rated jobs shall first be offered to the appropriate employees permanently assigned in the building where the work is to be done in seniority order and thereafter in seniority order based upon total departmental service. The Employer agrees that it will post all overtime postings in both Departments in all buildings when lists are not filled at the time of the original applicable posting.

              Any regular employee or group working overtime shall not be given time off to offset overtime work.

              The Employer has the right to schedule overtime work. The Union will do everything in its power to have a sufficient number of employees available to perform the job in overtime assignments. Although the parties recognize that individual overtime is voluntary, a failure to report for overtime accepted shall be cause for discipline. Furthermore, any concerted refusal to work overtime is a violation of this Agreement and shall subject each employee participating in the refusal to disciplinary action.

7.
--
     Premium and/or overtime rates shall not be pyramided.

8.
--
     The term Department is defined to mean Paco Packaging and/or Paco Labs.

9.
--
              In the event an employee works prior to his regular scheduled starting time, (early starts) he or she shall be paid at the rate of time and one-half (1-1/2) for all hours worked prior to his regular scheduled starting time and shall be guaranteed in addition the right to work his regular shift in accordance with this contract, but must work his regularly scheduled shift in order to qualify for the overtime pay, unless the failure to work such regular shift is due to the action of the employer in which case the employee will receive time and one-half (1-1/2) for the time worked on an early start. All such starts shall be voluntary. An early start shall be defined as a starting time prior to the time that the employee was regularly scheduled.

                             32 - HEALTH AND WELFARE
                         -------------------------------
1.
--
     1. The Employer agrees to make payments to the Fund in the current month for such current month, i.e. payment for December benefit coverage to be received by Teamsters Local 35 Welfare Fund on or before that December Tenth (10th).

     2. The Employer shall contribute the sum each month in accordance with the schedule set forth in Section 32.02 for each employee who has worked, or reported for work on one (1) day of such calendar month, except that no contributions shall be required for persons until they have completed eighty (80) days worked.

     3. If the employee is on lay-off status on the last day of the month, the payment for the next month will not be made until said employee returns to work.

     4 Contributions set forth herein shall continue to be made by the Employer for three (3) calendar month for employees who are on sick leave or absent due to a compensable injury or illness.

2.
--
     1. Effective December 1, 1997, and continuing for the life of this Agreement, contributions shall be remitted in the following amounts and as revised pursuant to Section 32.04:

                                                                    12/1/97
                                                                    --------
               A.       Blue Cross/Blue Shield                      $255.95
                        (employee only)

               B.       Blue Cross/Blue Shield                      (40.00)
                        dependant contribution
                        (max. allowable when
                        applicable)

               C.       Dental Contribution (per                      7.00
                        employee)

                        TOTAL                                       $262.95
                        -----                                       -------

     2. Employer shall provide life insurance coverage through a carrier of its choice and provide the premiums therefor on each employee's life as follows:

               $10,000.00 of Life Insurance

               Upon separation of employment notwithstanding the reason, employees may elect to purchase this life insurance benefit by paying those premiums established by the carrier to maintain such benefits.

3.
--
               Contributions shall be remitted to the Fund no later than the tenth (10th) of each month for that calendar month. All remittances to the Fund shall be in a manner described by the Fund, and failure on the part of the Employer to comply shall be considered a violation of this Agreement and shall permit the Union to take any action including strike action after seventy-two
(72) hours notice to the Employer of such intended action unless the Employer shall comply within said period except that the Union will hold the Employer harmless for any delay which is not the fault of the Employer.

4.
--
               The Union agrees to make an adjustment and reimbursement in the event rate decreases are effected by New Jersey Blue Cross and Blue Shield during the life of this Agreement. There shall be no modification in contract rates for coverages other than Blue Cross and Blue Shield during the life of this Agreement.

5.
--
               The Company agrees to provide Workman's Compensation Insurance as provided as provided by law and Temporary Disability Insurance from a provider or providers of its selection to the employees covered hereunder at no cost to such employee.

                                33 - HOLIDAY PAY
                                ----------------

1.
--
     Eligibility qualifications for Holiday Pay:

     1. Regular bargaining unit employees must have been in the employ of the Employer for at least sixty (60) working days prior to the Holiday.

     2. These employees must work the full regularly scheduled plant work day immediately preceding and the full regularly plant work day immediately following the Holiday, except that active (i.e., not those on Leave of Absence, see Article 18) employees who are absent or leave early due to illness or injury, or other serious circumstance and are excused by the Company will receive eight
               (8) hours pay at straight time for such Holiday. Such excuse and pay shall not be unreasonably withheld. It is understood that an employee who is absent from work on the day before or following the Holiday shall be required to support same with a Doctor's certificate in order to be eligible for Holiday Pay.

               In no event shall an employee be entitled to Holiday pay when such employee is absent for more than two (2) consecutive calendar weeks.

     Holidays December 1, 1997 through November 30, 2000:

     1.        New Year's Day                     2.   Good Friday
     3.        Easter Monday                      4.   Memorial Day
     5.        Independence Day                   6.   Labor Day
     7.        Thanksgiving Day                   8.   Day after Thanksgiving
     9.        Christmas Eve (as applicable)
     10.       Christmas Day
     11.       Three (3) Sick/Personal Days

               Employees   will  be  permitted  to  use  the  Personal  Days  if
twenty-four (24) hours notice is given to Management and approval granted. Such approval shall not be unreasonably withheld.

               Employees will be eligible for the Sick Days with pay provided he or she notifies personnel on the day of absence and reports the reason for the absence.

               On each December 31, the Company will allow as many employees as is practicable, who so desire, to use available leave (vacation or personal days) or to take that day off without pay if not entitled to such leave (and without consequences for an absence) based upon their seniority and business requirements.

                                 34 - VACATIONS
                              ---------------------
     A. Vacations earned as of June 30th equal to or less than the Employer's scheduled shutdown period (falling within the period May 15th to September 15th) must be taken during the shutdown period. Any additional earned vacation must be taken during the period May 15th through May 14th of the following year. The date for determining number of years or months on the payroll for the purpose of subparagraph D of this Article shall be June 30th.

     B. All vacation pay shall be calculated on the employees basic straight time hourly rate.

     C. Vacation selection will be granted on a seniority (length of continuous on-the-job service) basis, so far as possible preference as to dates being given in the order of length of such service. Vacation schedules must be so arranged as not to interfere with the regular and efficient conduct of business of the Employer.
     D. All employees who have been on the Employer's payroll for the periods indicated below, shall receive the indicated vacations and vacation pay at their current basic straight time hourly rate:


SERVICE
VACATION

After 13 weeks but less than 1 year      -           3 Days
1 Year but less than 2 Years             -           5 Days
2 Years but less than 3 Years            -           7 1/2 Days
3 Years but less than 8 Years            -           2 Weeks
8 Years but less than 15 Years           -           3 Weeks
15 Years but less than 20 Years          -           4 Weeks
20 Years and longer                      -           5 Weeks



     E. Employees whose vacations occur in a period in which a holiday falls shall receive an extra day's pay for the holiday.

     F. No later than June 15th of each year of the Agreement, the Employer will notify employees as to whether the employees will have an additional day's pay or day off with pay in the event a holiday provided for in Article 33 falls within the scheduled shutdown.

     G. All vacations shall be taken in time off except under extenuating circumstances. When an employee is laid off or his employment is terminated for any reason, either he or (in case of death) his beneficiary will be entitled to the vacation pay that had accrued at the time of separation.

     H. The Employer may at his discretion designate a vacation period of up to but not more than two (2) weeks during the months of July and August after giving the employees at least three (3) month's notice.

                                 35 - SENIORITY
                                  -------------
A. Seniority shall be computed from an employee's original date of hire unless broken for the following reasons:

     1.        Resignation;

     2.        Dismissal for cause;

     3. Six (6) consecutive months of unemployment, unless upon approved leave of absence;

     4. Failure to report when notified to return to work in accordance with Article 35(C);

     5.        Three (3) consecutive days of unexcused absence defined as three
               (3) or more consecutive working days without notification to the Employer during regular business hours, Monday through Friday, except under proven extreme circumstances.

     6. Absence from work for any reason for 24 consecutive months, except if the absence is the subject of arbitration under the agreement.

B.             Layoffs
               -------
               1. Temporary Layoff - A temporary layoff is a layoff for lack of work and shall be for a period no longer than one (1) week. Notice of a temporary layoff must be given to the Job Steward no later than the middle of the employee's shift preceding the day of layoff, or pay in lieu thereof, unless the layoff is caused by acts of God, power failure, or other reasons beyond the Employer's control.

               Employees in the classification or classifications affected by a lack of work shall be laid off in reverse order of their seniority in accordance with Department seniority lists (Paco Packaging and Paco Laboratories). Thereafter, laid off employees shall have the right to bump into lower classifications within the building where the layoff occurred provided they have more seniority and previously held the classification or have the present ability to perform the work of such lower classification taking the rate of the classification, in which event employees having junior seniority in such lower classification shall be laid off. However, no employee affected by a temporary layoff and having bumping rights hereunder shall have the right to bump into a job other than a job in the building in which he is working at the time of temporary layoff.

               2. Indefinite Layoff - An indefinite layoff is a layoff for lack of work for a period longer than one (1) week. Notice of an indefinite layoff must be given to the Job Steward forty-eight (48) hours in advance, or pay in lieu thereof, unless the layoff is caused by acts of God, power failure, or other reasons beyond the control of the Employer.

               Employees in classification(s) affected by a lack of work shall be laid off in the reverse order of their seniority. Thereafter, those laid off employees shall have the right to bump into lower classifications provided they have more seniority and they have previously held the classifications or have the present ability to perform the work of such lower classification taking the rate for the classification, in which event employees with less seniority in such lower classification shall be laid off.

               A laid off employee having bumping rights hereunder and who otherwise qualifies hereunder to bump into a classification on another shift or in another Department (Labs or Packaging) shall have forty-eight (48) hours from the receipt of Notice of Intent to Layoff to decide whether he/she desires to exercise such bumping right.

               It is the intent of the parties to afford senior employees the privilege of bumping prior to layoff from work, and that no junior employees work while senior employees are actually laid off.

               If an employee elects to take the indefinite layoff option, he or she shall remain on layoff until qualified under the recall provisions of this Article to recall to the shift or Department (Labs or Packaging) from which he or she was laid off; unless the Employer determines a need on another shift or Department (Labs or Packaging) whereupon the employee shall be recalled to such other shift or Department (Labs or Packaging) provided he or she qualifies under the recall provisions of this Article.

     3. An indefinite layoff shall become a permanent layoff and a break in service shall occur when such layoff extends six (6) consecutive months.

     4. Job Stewards, while serving in that capacity, shall receive top seniority in their classification for the purpose of layoff.

     5. It is expressly understood that in no event shall an employee be permitted to bump to a higher rated classification or pay.

C. Recall - The Employer shall notify the employee when recalling and the employee must respond to said notice within forty-eight (48) hours of his intention to return within seventy-two (72) hours from the time of notice of recall.

               When returning from layoff, employees shall be returned to their original job when that position becomes available.

               When employees are recalled from layoff, they shall be recalled in the reverse order of layoff provided they are qualified to perform the required work.

               In no event shall the Company hire new employees while there are employees on layoff.

                                36 - JOB OPENINGS
                                ----------------
     Job openings are defined as but not limited to the following:

               1.       Permanent vacancies.
               2.       Additions to existing jobs.
               3.       New jobs declared by the Employer.

               All such job openings shall be posted separately according to wage rates on appropriate bulletin boards in locations where employees eligible to bid are working.

               A copy of such bid posting sheet shall be given to Union Stewards at the time of posting and the Employer will make a reasonable effort to notify employees on vacation.

               Bid postings shall indicate the openings, department, building, classification, shift, wage rate and range and other information the Employer may have to assist the employees in the bid process.

               Certain rated positions, as designated below, shall require an employee to satisfactorily complete a basic test in order to successfully bid for that rated position. An employee who has already satisfactorily completed that test will not be required to retest in response to other postings for other designated positions.

               Employees currently in a rated position which requires the successful passing of that test will not be required to retest should they bid on another rated job so designated. The positions designated requiring a test to successfully bid include the following: Class 100 Sterile Room; Form, Fill, & Seal Operator; Label Machine Operator; Class 10000 Sterile Room; Bartelt & Pouch Fill Operator; Filler Operator; Line Leader; Vivus Class 100,000 Room; Carton Machine Operator; Slitter/Brown/Atlas Vac Operator; Pump Placer.

               All bid sheets shall remain posted for a period of six (6) working days.

               Employees may use departmental (Paco Packaging or Paco Laboratories) seniority to bid for any opening whether above, on a level with, or below their current wage rate by placing their name on the bid sheet.

               The Employer agrees to provide copies of the bid sheet containing the names of bidders to Stewards when removing them from posting at the conclusion of the bid period.

               Each posting shall be valid for a period of sixty (60) calendar days from the removal date. The same or additional openings offered must be rebid if not filled within said period.

               The Employer shall have the right to fill such vacancies on a temporary basis for a period not exceeding three (3) weeks. The Employer agrees to fill the openings on a permanent basis of departmental (Paco Packaging or Paco Laboratories) seniority and ability to do the required work. Where ability is relatively equal between applicants, departmental (Paco Packaging or Paco Laboratories) seniority shall govern.

               In the event there are no bidders within the appropriate Department, the Employer will make the same posting in the other Department (Paco Packaging or Paco Laboratories). Then, if there are no bidders, the Employer shall have the right to fill such openings with a new employee.

                                 37 - TRANSFERS
                                 --------------

1.
--
               To accomplish the work within the plants, the Employer may temporarily transfer employees from one classification to another for a period not to exceed three (3) weeks. When transferring employees, the Company will transfer less senior employees first.

2.
--
               An employee temporarily transferred to a higher, lower or equal classification shall receive the rate of his regular classification for time worked not to exceed three (3) weeks.

3.
--
               An employee temporarily transferred to a higher classification shall be credited with days worked in that classification. If the transferred person(s) bid(s) for a permanent opening in that same job classification at a later date and is successful, those credited days will be applied to reduce the thirty (30) day qualifying period.

4.
--
               An employee transferred must be returned to the position worked prior to the transfer at the conclusion of the transfer period, provided that position still exists.

5.
--
     Temporary openings no matter which shift or building are not covered by a six (6) day job bid requirement. The Employer shall not be required to post temporary transfers for bid. The Employer may, at any time, post an inquiry notice and transfer signers.

                                38 - SUPERVISION
                                -----------------
               It shall be the policy of the Employer to use production employees to perform all production operations. Therefore, no Supervisor or Foremen (except Maintenance Foremen) or others not included in the bargaining unit shall perform the duties normally assigned to employees in the bargaining unit, except for purposes of instruction, in cases of emergency which do not deprive regular employees of their regular work, including overtime, or for development and experimental work to determine production processes and costs.

               Supervisors or Foremen or others not included in the bargaining unit who perform bargaining unit work as prohibited in this Section shall be in violation of the Agreement.

                                  39 - PENSION
                                  ------------
               The Employer shall contribute the sum each month in accordance with the schedule set forth in part (a) hereinbelow for each employee who has worked or reported for work on one (1) day of such calendar month.

               Such contributions shall be remitted to said Fund not later than the fifteenth (15th) of each month for that month thereafter for the life of this Agreement and continuing. To be eligible for Pension contributions an employee must have one (1) full year of service with the Company.

               a. Effective beginning December 1, 1997 - $35.00 per month per member. Effective beginning December 1, 1998 - $45.00 per month per member. Effective beginning December 1, 1999 - $55.00 per month per member.

               b. Contributions shall continue to be made by the Employer for one (1) full calendar month after the actual month of layoff.

               c. Contributions shall continue to be made by the Employer for a period of one full calendar month following the month in which sickness or accident occurs for employees on sick leave or workman's compensation.

               All remittances to the Fund shall be in manner described by the Fund, and failure on the part of the Employer to comply shall be considered a violation of this Agreement and permit the Union to take any action including strike action after seventy-two (72) hours notice to the Employer of such intended action, unless the Employer shall comply within said period.

                                40 - PLANT RULES
                              -- ----------------
1.
--
               The Union recognizes that it is necessary for the Employer to issue and post rules from time to time governing the conduct of employees and that it is the duty of each employee to familiarize himself with such rules and regulations. The Company shall have the right to post such rules and regulations provided they are not in violation of the contract.

2.
--
               No employee shall be required to produce a doctor's note until he or she has been absent for three (3) or more days.

                                   41 - WAGES
                                  ------------
               Effective December 1, 1997 through November 30, 2000

               A. NEW HIRES

               Newly hired employees shall be paid in accordance with the following procedure:

               1.       Start Rate

               Effective December 1, 1997 - $6.05 per hour, or $.15 above the minimum wage in effect.

               2.       After receiving the applicable start rate for thirty
                        (30) calendar days, such employee will receive twenty cents ($.20) additional per hour. After completing the probationary period, (Article 6, Section 6.01), such employee will receive an additional twenty-five cents ($.25) per hour.

               3. Thereafter, such employee will receive ten cents ($.10) additional per hour for each forty (40) days worked until such employee reaches the top job rate of assembly worker.

               4. The Employer reserves the right, in its discretion, to pay new hires at pay rates higher than those set forth herein, but not to exceed the base rate of any employee who is then currently employed and has completed the probationary period. Such action will be taken only if the Employer determines that it is unable to hire and/or retain qualified employees at the new hire rates set forth herein.

B.   JOB CLASSIFICATIONS AND TOP RATES

     A General Annual Wage Increase for all classifications covered for employees in such classifications and the top job rates on the dates indicated are:

     December 1, 1997 - Thirty Cents ($.30) December 1, 1998 - Thirty Cents ($.30) December 1, 1999 - Thirty Cents ($.30)

                                                           12/1/97          12/1/98         12/1/99
"Non-Rated" Job Classifications
-------------------------------
Assembly Worker                                               9.05             9.35            9.65

"Rated" Job classifications
----------------------------
 1.  Form, Fill & Seal Operator                               9.65            10.00           10.35
 2.  Carton Machine Operator                                  9.45             9.80           10.15
 3.  Carton Machine Loaders                                   9.25             9.60            9.95
 4.  Bartelt Pouch Fill Operator                              9.65            10.00           10.35
 5.  Label Machine Operator                                   9.35             9.70           10.05
 6.  Filler Operator                                          9.35             9.70           10.05
 7.  Pump Placer                                              9.35             9.70           10.05
 8.  Overwrap/Shrinkwrap                                      9.35             9.70           10.05
 9.  Trimmer (Operator)                                       9.35             9.70           10.05
 10. Clorox Fill Team                                        10.05            10.40           10.75
 11. Secondary Heat Seal Feeder                               9.35             9.70           10.05
 12. Class 100 Sterile Room                                   9.55             9.90           10.25
 13. Line Leader                                             10.40            10.45           10.80
 14. Class 10000 Sterile Room                                 9.35             9.70           10.05
*15. Neck Bander Operator                                     9.35             9.70           10.05
 16. Truck Driver                                            10.50            10.85           11.20
 17. Company                                                 10.15            10.50           10.85
 18. Stockperson                                              9.50             9.85           10.20
 19. Forklift Operator                                        9.75            10.10           10.45
 20. Slitter/Brown/Atlas Vac                                  9.40             9.75           10.10
 21. Janitor/Matron                                           9.50             9.85           10.20
 22. Auxiliary Line Checker                                   9.25             9.60            9.95
 23. Class 100,000 Sterile Room                               9.55             9.90           10.25

*Classifications designated by asterisk will continue as rated jobs only for so long as there are employees classified as of December 1, 1997 in such positions. These employees will continue to receive all general increases. However, the Company shall have no obligation to post or fill vacancies in those classifications after December 1, 1997 with that work to be assigned by the Company to any qualified employee who shall perform at their own current rate of pay.

C.   PROGRESSION

     1. Any employee who is currently paid at the top rate of his/her classification and is assigned a higher rated classification in accordance with the Labor Agreement shall receive the top rate of the classification to which they are assigned upon completion of thirty (30) days worked in that new classification.

     2. Any employee who is not currently paid at the top rate of his/her classification and is assigned a higher rated classification in accordance with the Labor Agreement shall receive an increase which shall equal the difference between the top rate of his/her existing classification and upon completion of (30) days worked in that new classification. Such employee shall then receive a progression increase of ten cents ($.10) per hour each forty (40) days worked until such employee reaches the top rate of his/her classification.

     3. Any employee whose position was consolidated as a result of contract negotiations, and not already at the highest rate of pay shall receive progressive increases of ten cents ($.10) per hour each forty (40) days worked until such employee reaches the top rate of his/her classification.

     4. Any employee who shall have completed the probationary period shall receive the annual contract scale increases as they become effective in addition to any progression increases he or she may be entitled to and receive in accordance with this Section "C."

D.             BONUS

     1. In lieu of an attendance bonus, all active employees as of December 1, 1997 shall receive a lump sum bonus of $450.00, less appropriate withholding taxes. Employees not actively at work as of December 1, 1997, who subsequently return to work from layoff, leave of absence, or other approved leave on or before March 1, 1998 shall be entitled to that bonus upon completion of thirty days of work.

     2. A second bonus shall likewise be provided on or about December 1, 1998 also in the amount of $450.00 less appropriate withholding taxes. Employees shall be entitled to that second bonus only if they were eligible for and received the bonus set forth in paragraph 1, above. Employees who received that first bonus, but not actively at work on December 1, 1998, who shall return to work from layoff, leave of absence or other approved leave by or before March 1, 1999 shall be entitled to that bonus upon completion of thirty days of work.

E.   CREDIT UNION

The Employer agrees to payroll deductions for a credit union provided that it shall be at no additional cost to the Employer.

                            42 - TERMS OF AGREEMENT
                            -- ---------------------
               This Agreement shall be in full force and effect from December 1, 1997 to and including November 30, 2000, and shall continue thereafter from year to year unless written notice of intention to change or modify by either part at least sixty (60) days prior to November 30, 2000, or the expiration of each contract year thereafter.

For the Union:                              For the Employer:

TEAMSTERS LOCAL NO. 35                      PACO PHARMACEUTICAL SERVICES

By___________________________               By___________________________
   Gregory Lucidi                               Bruce Decker
   President                                    General Manager

By___________________________               By___________________________
   Carol Beebe                                  Richard O'Brien
                                                Director, Human Resources